                  As filed with the Securities and Exchange Commission on November 8, 1995
                                                Registration No. 33-63257
          =================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                            ______________________________
                                 AMENDMENT NO. 2 TO
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            _____________________________

                           UNITED STATES FILTER CORPORATION
                (Exact name of registrant as specified in its charter)

            DELAWARE                     3589                   33-0266015
        (State or other           (Primary Standard          (I.R.S. Employer
          jurisdiction                Industrial            Identification No.)
      of incorporation or        Classification Code
         organization)                 Number)

                         73-710 FRED WARING DRIVE, SUITE 222
                            PALM DESERT, CALIFORNIA 92260
                                    (619) 340-0098
            (Address, including zip code, and telephone number, including area code, of
                      registrant's principal executive offices)

                            ______________________________

                                  DAMIAN C. GEORGINO
                    VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           UNITED STATES FILTER CORPORATION
                         73-710 FRED WARING DRIVE, SUITE 222
                            PALM DESERT, CALIFORNIA 92260
                                    (619) 340-0098
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                            ______________________________

                                       Copy to:

                                  JANICE C. HARTMAN
                              KIRKPATRICK & LOCKHART LLP
                                 1500 OLIVER BUILDING
                            PITTSBURGH, PENNSYLVANIA 15222
                                    (412) 355-6500

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
          From time to time after this registration statement becomes effective.
               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                                    150,000 SHARES

                           UNITED STATES FILTER CORPORATION

                                     COMMON STOCK
                              (par value $.01 per share)

                                _____________________

               This Prospectus provides for the offering of up to an aggregate of 150,000 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of United States
          Filter Corporation (the "Company").  The Shares were acquired by
          The First American Financial Corporation (the "Selling Stockholder"), as the qualified intermediary (pursuant to a transaction under Section 1031 of the Internal Revenue Code of 1986, as amended) for Cheryl Davis Helm, Trustee of the Cheryl Davis Helm Trust established October 7, 1987, as amended, in exchange for conveyance of title to an office building located in Palm Desert, California to be used as the Company's corporate headquarters, pursuant to the terms of a Real Estate Purchase Agreement dated as of September 19, 1995 (the "Purchase Agreement").

               The Shares may be offered or sold by or for the account of the Selling Stockholder from time to time or at one time, at prices and on terms to be determined at the time of sale, to purchasers directly or by or through brokers, dealers, underwriters or agents who may receive compensation in the form of discounts, commissions or concessions. The Selling Stockholder and any brokers, dealers, underwriters or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts, concessions and commissions received by any such broker, dealer, underwriter or agent may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds", "Selling Stockholder" and "Plan of Distribution".

                The Common Stock is listed on the New York Stock Exchange (the "NYSE") and traded under the symbol "USF". The last reported sale price of the Common Stock on the NYSE on November 7, 1995 was $21-7/8 per share.

                                _____________________

               SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR CERTAIN
          CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                                _____________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
           STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
            OF THIS PROSPECTUS.  ANY REPRESENTATION TO  THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

                                _____________________

            The date of this Prospectus is November __, 1995.

                                AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

               The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company with the Commission (File No. 1-10728) pursuant to the Exchange Act are incorporated herein by reference.

               1. The Company's Annual Report on Form 10-K for the year ended March 31, 1995;

               2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

                 3.  The Company's Current Reports on Form 8-K dated April
                    3, 1995 (two such Current Reports), May 3, 1995, May 4, 1995, as amended on Form 8-K/A dated October 6, 1995, June 12, 1995, June 27, 1995, July 13, 1995, August 11,

                    1995, August 30, 1995, September 7, 1995,
                    September 18, 1995, October 2, 1995, October 5, 1995, November 1, 1995 and November 2, 1995; and

               4. Description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

               All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the General Counsel of the Company at 73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260 (telephone (619) 340-0098).

                                     THE COMPANY

               The Company is a leading global provider of industrial and commercial water treatment systems and services, with an installed base of more than 90,000 systems in the United States, Europe, Latin America and the Far East. The Company offers a single-source solution to its industrial, commercial and municipal customers through what the Company believes to be the industry's broadest range of cost-effective water treatment systems, services and proven technologies. The Company capitalizes on its substantial installed base to sell additional systems and utilizes its global network of 124 sales and service facilities, including 12 manufacturing plants, to provide customers with ongoing service and maintenance. In addition, the Company is a leading international provider of service deionization ("SDI") and outsourced water services, including operation of water purification and wastewater treatment systems at customer sites.

               The Company's principal executive offices are located at 73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260, and its telephone number is (619) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.


                                     RISK FACTORS

               Prospective investors should carefully consider the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the Shares offered hereby.

          ACQUISITION STRATEGY

                In pursuit of its strategic objective of becoming the leading global single-source provider of water treatment systems and services the Company has, since 1991, acquired and successfully integrated more than 18 United States based and international businesses with strong market positions and substantial water treatment expertise. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. Although the Company generally has been successful in pursuing these acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable. The Company has no current plans regarding any material acquisitions.

          INTERNATIONAL TRANSACTIONS

               The Company has made and expects it will continue to make acquisitions and to obtain contracts in Europe, Latin America, the Far East and other areas outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices and possible social, political and economic instability.

             RELIANCE ON KEY PERSONNEL

               The Company's operations are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, its Chairman, Chief Executive Officer and President. Should any of the senior managers be unable to continue in their present roles, the Company's prospects could be adversely affected.

          PROFITABILITY OF FIXED PRICE CONTRACTS

               A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, costs to complete increase, delivery schedules are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.

          CYCLICALITY OF CAPITAL EQUIPMENT SALES

               The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. The Company's revenues from capital equipment sales were approximately 60% of total revenues for the fiscal year ended March 31, 1995 and 48% for the three months ended June 30, 1995. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions could have an adverse effect on the Company's revenues and profitability.

          POTENTIAL ENVIRONMENTAL RISKS

               The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in civil or criminal enforcement actions or private actions that could have a materially adverse effect on the Company. In particular, the Company's activities as owner and operator of a hazardous waste treatment and recovery facility are subject to stringent laws and regulations and compliance reviews. Failure of this facility to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. In addition, to some extent, the liabilities and risks imposed by such environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive or financial position.

          COMPETITION

               The water purification and wastewater treatment industry is fragmented and highly competitive. The Company competes with many United States based and international companies in its global markets. The principal methods of competition in the markets in which the Company competes are technology, service, price, product specifications, customized design, product knowledge and reputation, ability to obtain sufficient performance bonds, timely delivery, the relative ease of system operation and maintenance, and the prompt availability of replacement parts. In the municipal contract bid process, pricing and ability to meet bid specifications are the primary considerations. While no competitor is considered dominant, there are competitors that are larger and have significantly greater resources than the Company, which, among other things, could be a competitive disadvantage to the Company in securing certain projects.

          TECHNOLOGICAL AND REGULATORY CHANGE

               The water purification and wastewater treatment business is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's purification and treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.

               SHARES ELIGIBLE FOR FUTURE SALE

                    The market price of the Company's Common Stock could be adversely affected by the availability for sale of shares held on November 1, 1995 by current securities holders of the Company, including (i) up to 2,965,829 shares which may be delivered by Laidlaw Inc. or its affiliates ("Laidlaw"), at Laidlaw's option in lieu of cash, at maturity pursuant to the terms of Exchangeable Notes due 2000 of Laidlaw (the "Exchangeable Notes") (the amount of shares or cash delivered or paid to be dependent within certain limits upon the value of the Company's Common Stock at maturity), which Exchangeable Notes are being offered to the public by Laidlaw, (ii)
           3,041,092 shares which are being offered to the public by a subsidiary of Eastern Enterprises (the "Eastern Shares") concurrently with, but not as a condition to the offering of the Exchangeable Notes, (iii) 2,926,829 shares issuable upon conversion of convertible debentures of the Company at a conversion price of $20.50 per share of Common Stock and 5,090,909 shares issuable upon conversion of convertible notes of the Company at a conversion price of $27.50 per share of Common Stock that are currently registered for sale under the Securities Act pursuant to two shelf registration statements,
           (iv) 2,203,729 outstanding shares that are covered by three shelf registration statements filed under the Securities Act, including 371,229 shares owned by Anjou International Company which are subject to an over-allotment option granted to the underwriters of the Eastern Shares, (v) 1,320,000 shares issuable upon conversion of shares of preferred stock of the Company, which are subject to an agreement pursuant to which the holder has certain rights to request the Company to register the sale of such holder's Common Stock under the Securities Act and, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Company ("Registration Rights"), and
           (vi) 334,626 outstanding shares subject to Registration
           Rights. In addition, the Company has registered for sale under the Securities Act 2,000,000 shares which may be issuable by the Company from time to time in connection with acquisitions of businesses or assets from third parties.


                                   USE OF PROCEEDS

               The Selling Stockholder will receive all of the net proceeds from any sale of the Shares offered hereby, and none of such proceeds will be available for use by the Company or otherwise for the Company's benefit.

                                 SELLING STOCKHOLDER

               The 150,000 Shares which may be offered pursuant to this Prospectus will be offered by or for the account of the Selling Stockholder, which acquired the Shares pursuant to the Purchase Agreement in exchange for conveyance of title to an office building located in Palm Desert, California to be used as the Company's corporate headquarters. The Shares constitute all of the shares of Common Stock beneficially owned by the Selling Stockholder and represented less than 1% of the shares of Common Stock outstanding on October 3, 1995.

                                 PLAN OF DISTRIBUTION

               The Selling Stockholder has informed the Company that it wishes to sell the Shares on an immediate basis, and the Company and the Selling Stockholder have agreed that the Company will arrange with one or more securities dealers for an orderly disposition of the Shares within 20 days of the date of their issuance ("the Closing Date"). However, there is no assurance that the Selling Stockholder will sell any or all of the Shares.

               The Company and the Selling Stockholder have entered into a Share Disposition Agreement dated September 19, 1995 (the "Share Disposition Agreement"). Under the Share Disposition Agreement, the Company has guaranteed, subject to certain conditions hereinafter described (the "Guarantee"), that the aggregate gross proceeds (prior to deduction for brokers' commissions and fees) from the sale of all of the Shares in bona fide third party transactions during the six-month period following the Closing Date will not be less than US$3.25 million (the "Guaranteed Value"). The Guarantee is secured by a letter of credit in favor of the Selling Stockholder in the amount of US$1 million. In the event that the closing price per share of the Common Stock for 10 consecutive trading days during the aforesaid six-month period is more than 10% above the closing price per share on the Closing Date, and the Selling Stockholder has elected not to sell some or any of the Shares at such time, the Guarantee will automatically terminate.

               The Share Disposition Agreement further provides that the Guarantee will be effective as to Shares sold on the NYSE only when sold as part of the execution of a sell order covering not less than 50,000 Shares and in amounts on any given day not greater than 25% of the average daily trading volume for the Common Stock during the four calendar weeks immediately prior to the sale ("Volume Limit"). In addition, as to Shares sold on the NYSE through Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the Volume Limit will be adjusted for any stock split, stock dividend, combination or similar recapitalization, and may be increased on any day when, in DLJ's judgment, additional

          Shares may be sold without disrupting the market for the Common
          Stock.

               In the event that the Selling Stockholder wishes to sell Shares other than on the NYSE at less than the Guaranteed Value, the Guarantee will be effective only if the Selling Stockholder complies with certain procedures set forth in the Share Disposition Agreement, which require the giving of notice to the Company and the sale of the identified Shares to a substitute purchaser (which may be the Company) at a price higher than that specified in such notice.

               The Guarantee is not applicable to sales of Shares to any affiliate of the Selling Stockholder, any disposition of Shares for consideration other than cash or a promissory note or to any transaction in violation of the Securities Act (unless such violation is the result of actions by the Company).

               Shares offered hereby may be sold from time to time by or for the account of the Selling Stockholder directly to purchasers in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; through underwriters or agents; or in any combination of the foregoing methods.
          Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from Selling Stockholders and/or the purchasers of Shares. The proceeds to the Selling Stockholder from any sale of Shares will be net of any such compensation, except as described below, and of any expenses to be borne by the Selling Stockholder. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholder or otherwise. The Company may agree to indemnify any such brokers, dealers, underwriters, or agents against certain civil liabilities, including liabilities under the Securities Act.

               The Selling Stockholder and any brokers, dealers, underwriters or agents that participate with the Selling Stockholder in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

               The Company has informed the Selling Stockholder that the provisions of Rules 10b-6 and 10b-7 under the Exchange Act may apply to its sales of Shares and has furnished the Selling Stockholder with a copy of these rules. The Company also has advised the Selling Stockholder of the requirement for delivery of a prospectus in connection with any sale of the Shares.

               The Company will pay all of the expenses, including, but not limited to, fees and expenses of compliance with states securities or "blue sky" laws, incident to the registration of the Shares, other than certain underwriting discounts and selling commissions and fees and expenses, if any, of counsel or other advisors retained by the Selling Stockholder. The Company has agreed to reimburse the Selling Stockholder for the first $0.05 per Share of any underwriting discounts or selling fees or commissions, for any such amounts exceeding $0.10 per Share and in any event for all such amounts after the Selling Stockholder has incurred discounts or paid fees or commissions of $7,500 in the aggregate.

                               VALIDITY OF COMMON STOCK

               The validity of the Shares will be passed upon for the Company by Damian C. Georgino, Vice President, General Counsel and Secretary of the Company. Mr. Georgino presently holds 100 shares of the Company's Common Stock and options granted under the Company's 1991 Employee Stock Option Plan to purchase an aggregate of 10,000 shares of Common Stock.

                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

               The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1994 and 1995 and for each of the three years in the period ended March

          31, 1995 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

               The financial statements of Arrowhead Industrial Water, Inc. as of December 31, 1993 and 1994 and for each of the two years in the period ended December 31, 1994 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

               The financial statements of Continental H2O Services, Inc. and Evansville Water Corporation d/b/a Interlake Water Systems as of December 31, 1994 and for the year then ended have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

               The financial statements of Polymetrics, Inc. and subsidiaries as of December 31, 1994 and for the year then ended have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

          ===================================   ===========================

               No person has been authorized
          to give any information or to make
          any representations other than
          those contained in this Prospectus,
          and, if given or made, such
          information or representations must
          not be relied upon as having been           150,000 SHARES
          authorized.  This Prospectus does
          not constitute an offer to sell or
          the solicitation of an offer to buy      UNITED STATES FILTER
          any securities other than the                 CORPORATION
          securities to which it relates or
          an offer to sell or the
          solicitation of an offer to buy              Common Stock
          such securities in any
          circumstances in which such offer
          or solicitation is unlawful.
          Neither the delivery of this
          Prospectus nor any sale made
          hereunder shall, under any
          circumstances, create any
          implication that there has been no
          change in the affairs of the
          Company since the date hereof or
          that the information contained
                                                     ________________
          herein is correct as of any time
          subsequent to its date.
                                                        PROSPECTUS

                     _____________
                                                     ________________

                   TABLE OF CONTENTS

                                          Page
                                          ____

          Available Information . . . . . .  2
          Incorporation of Certain Documents
            by Reference  . . . . . . . .    2
          The Company . . . . . . . . . . .  3
          Risk Factors  . . . . . . . . . .  3
          Use of Proceeds . . . . . . . . .  4          November __, 1995
          Selling Stockholder . . . . . . .  5
          Plan of Distribution  . . . . . .  5
          Validity of Common Stock  . . . .  6
          Independent Certified Public
            Accountants . . . . . . . . . .  6


          ===================================   ===========================

                                  PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                (a) Exhibits. The following exhibits are filed as part of this registration statement:

          Exhibit
           Number                              Description

            5.01    Opinion of Damian C. Georgino as to the legality of the
                    securities being registered (previously filed)
           23.01    Consent of Damian C. Georgino (included in Exhibit 5.01)
           23.02    Consents of KPMG Peat Marwick LLP
           24.01    Powers of Attorney (previously filed)
           99.01 Share Disposition Agreement dated as of September 19, 1995 between the registrant and Cheryl Davis Helm, Trustee of The Cheryl Davis Helm Trust (previously filed)


                                      SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on November
          7, 1995.

                                        UNITED STATES FILTER CORPORATION


                                        By:   /s/ Richard J. Heckmann
                                              _________________________

                                              Richard J. Heckmann
                                              Chairman of the Board, President
                                                 and Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                 Capacity             Date
                  _________                 ________             ____

                                     Chairman of the    November 7, 1995
          /s/Richard J. Heckmann     Board, President
          _________________________  and Chief Executive
          Richard J. Heckmann        Officer (Principal
                                     Executive Officer)
                                     and a Director


          /s/Kevin L. Spence         Vice President     November 7, 1995
          _________________________  and Chief Financial
          Kevin L. Spence            Officer (Principal
                                     Financial and
                                     Accounting Officer)


                   *                 Executive Vice     November 7, 1995
          _________________________  President and a
          Michael J. Reardon         Director

                                     Senior Vice        November 7, 1995
                   *                 President and a
          _________________________  Director
          Tim L. Traff


                   *                 Director           November 7, 1995
          _________________________
          James R. Bullock


                   *                 Director           November 7, 1995
          _________________________
          James E. Clark



                   *                 Director           November 7, 1995
          _________________________
          John L. Diederich


                   *                 Director           November 7, 1995
          _________________________
          J. Atwood Ives


                   *                 Director           November 7, 1995
          _________________________
          Arthur B. Laffer


                   *                 Director           November 7, 1995
          _________________________
          Alfred E. Osborne


                   *                 Director           November 7, 1995
          _________________________
          C. Howard Wilkins, Jr.


     *By: /s/ Damian C. Georgino                        November 7, 1995
          _________________________
          Damian C. Georgino
	  Attorney-In-Fact

                                     EXHIBIT INDEX




            Exhibit                                       Sequential Page
            Number              Description                    Number

             5.01    Opinion of Damian C. Georgino as
                     to the legality of the securities
                     being registered (previously filed)

            23.01    Consent of Damian C. Georgino
                     (included in Exhibit 5.01)

            23.02    Consents of KPMG Peat Marwick LLP

            24.01    Powers of Attorney (previously filed)

            99.01    Share Disposition Agreement dated
                     as of September 19, 1995 between
                     the registrant and Cheryl Davis
                     Helm, Trustee of The Cheryl Davis
                     Helm Trust (previously filed)


                                                           Exhibit 23.02

                               ACCOUNTANTS' CONSENT
                               ---------------------


          To the Board of Directors and Shareholders
          United States Filter Corporation:


          We consent to incorporation by reference in the Registration Statement on Form S-3 of United States Filter Corporation of our report dated June 1, 1995, relating to the consolidated balance sheets of United States Filter Corporation as of March 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1995 and to the reference of our firm under the heading "Independent Certified Public Accountants" in the prospectus.




          KPMG Peat Marwick LLP

          Orange County, California
          November 8, 1995

                                 ACCOUNTANTS' CONSENT
                                 --------------------


          To the Board of Directors and Shareholders
          United States Filter Corporation:


          We consent to incorporation by reference in the Registration Statement on Form S-3 of United States Filter Corporation of our report dated September 29, 1995, relating to the statements of assets acquired and liabilities assumed of Arrowhead Industrial Water, Inc. as of December 31, 1994 and 1993 and the related statements of revenues and expenses for the years then ended and of our report dated June 29, 1995 relating to the combined balance sheet of Continental H20 Services, Inc. and Evansville Water Corporation d/b/a Interlake Water Systems as of December 31, 1994 and the related combined statements of operations, stockholders' equity and cash flows for the year then ended and to the reference of our firm under the heading "Independent Certified Public Accountants" in the prospectus.



          KPMG Peat Marwick LLP

          Chicago, Illinois
          November 8, 1995

                                 ACCOUNTANTS' CONSENT
                                 --------------------


          To the Board of Directors and Shareholders
          United States Filter Corporation:


          We consent to incorporation by reference in the Registration Statement on Form S-3 of United States Filter Corporation of our report dated August 11, 1995, relating to the consolidated balance sheet of Polymetrics, Inc. and subsidiaries as of December 31, 1994, and the related consolidated statements of operations, stockholder's equity and cash flows for the year then ended and to the reference of our firm under the heading "Independent Certified Public Accountants" in the prospectus.



          KPMG Peat Marwick LLP

          San Francisco, California
          November 8, 1995